Exhibit 23



    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-105845) pertaining to the Wayne Savings 401(k) Retirement Plan of our report dated
June 9, 2005, with respect to the financial statements and schedule of Wayne Savings 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.


/s/GRANT THORNTON LLP

Cincinnati, Ohio
June 29, 2005